UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 11, 2016
ENCISION INC.
(Exact name of registrant as specified in its charter)
Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(303) 444-2600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Encision Inc. (the "Company") held its Annual Meeting of Stockholders ("Annual Meeting") on August 10, 2016. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 - Election of 5 directors to serve until the 2017 annual meeting of stockholders; each until his successor has been elected and qualified

Nominee	Votes For	Withheld	Broker Non-Votes
Robert H. Fries	5,201,886	1,709,743	2,753,944
Vern D. Kornelsen	5,069,686	1,841,943	2,753,944
David W. Newton	6,030,205	881,424	2,753,944
Patrick W. Pace	6,578,787	332,842	2,753,944
Gregory J. Trudel	6,640,787	270,842	2,753,944

All five director nominees were duly elected.

Proposal 2 - Ratification of appointment of independent registered accounting firm – Eide BaillyLLP

Votes For	Votes Against	Abstain	Broker Non-Votes
9,578,666	5,000	11,907	0

Proposal 2 was approved.

Proposal 3 - Non-binding advisory vote on the compensation of the Company’s executive officers as disclosed in the Executive Compensation section of the proxy.

Votes For	Votes Against	Abstain	Broker Non-Votes
6,481,556	346,548	83,525	2,753,944

A non-binding advisory vote was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date: August 11, 2016	By:	/s/ Mala Ray
Mala Ray Controller Principal Accounting Officer